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                                                                   EXHIBIT 10.21



                         LIMITED PARTNERSHIP AGREEMENT


     THIS LIMITED PARTNERSHIP AGREEMENT made and entered into as of this eleventh day of August, 1999, by and between CPS of the Northeast, Inc., a Tennessee corporation ("CPS"), and Arizin Ventures, L.L.C., a Delaware limited liability company ("Arizin").

                              W I T N E S S E T H

     WHEREAS, the parties desire to form a limited partnership to facilitate their mutual goal of identifying and securing new leases and contracts for the operation and management of parking facilities;

     WHEREAS, the parties have determined that it is in their best interests to conduct business as a partnership, and to form a limited partnership for the purposes set forth herein, and desire to evidence their mutual rights and obligations in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                           FORMATION, NAME, PRINCIPAL
                               PLACE OF BUSINESS

1.1  FORMATION.

     The Partners hereto hereby form and enter into a limited partnership under and pursuant to the laws of the State of Tennessee, subject to the terms and conditions contained in this Partnership Agreement.

1.2  NAME.

     The name of the Partnership shall be "Northeast Limited Partnership". The Partnership may adopt and conduct its business under such assumed or trade names as the Partners may from time to time unanimously determine.

1.3  PRINCIPAL PLACE OF BUSINESS.

     The principal place of business of the Partnership shall be 2401 Twenty-First Avenue South, Suite 200, Nashville, Tennessee 37212. The business of the Partnership also may be conducted at such other or additional place or places as may be designated by all of the Partners.
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1.4  CERTAIN DEFINITIONS.

     As used herein, the following terms shall have the indicated meanings:

(a)  "Katz" refers to Lewis Katz.

(b)  "Partnership" means the partnership created by this Agreement.

(c) "Partners" means collectively, and "Partner" means individually, CPS and Arizin, together with any additional partners admitted pursuant to the provisions of this Agreement.

(d)  "General Partner" means CPS.

(e)  "Limited Partner" means Arizin.

(f) "Plurality in Interest" means Partners owning a Percentage Interest of 30% or more of the Partnership.

(g)  "Percentage Interest" shall have the meaning set forth in Section 4.2.



                                   ARTICLE II

                     PURPOSE, SCOPE, POWERS AND MANAGEMENT

2.1  PURPOSE.

     The purpose and business of the Partnership shall be:

(a) To own, lease, operate and manage parking and storage facilities for automobiles and other motor vehicles, which facilities shall include those set forth on Exhibit I hereto and any other facilities and management agreements and renewals thereof with respect to which CPS or any affiliate thereof has requested Katz' assistance and with respect to which, after the date hereof, Katz is instrumental in bringing to the Partnership and the Partnership so acquires or leases;

(b) To enter into and to perform contracts and agreements of any kind necessary to, in connection with, related to or incidental to the purposes specified in subsection (a) above;


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     (c)  To borrow money for any Partnership purposes and in connection therewith to issue notes, debentures and other evidences of indebtedness and to secure the same and to hypothecate any, all or substantially all of the properties and assets of the Partnership by mortgage, deed of trust, pledge or other lien in furtherance of the foregoing purposes of the Partnership; and

     (d) To carry on any other activities necessary to, in connection with, or incidental to, the accomplishment of the foregoing purposes of the Partnership.

2.2  POWERS AND LIMITATIONS.

     The following acts may be done only with the unanimous written consent of all the Partners:

     (a)  Borrow money in the Partnership's name;

     (b) Acquire, by purchase, lease or otherwise, interests in real or personal property;

     (c) Transfer, hypothecate, compromise or release any Partnership claim, except on payment in full or in the ordinary course of business;

     (d) Sell, lease or hypothecate any Partnership property or enter into any contract for such purposes;

     (e)  Any act in contravention of this Agreement;

     (f) Any act which would make it impossible to carry on the ordinary business of the Partnership;

     (g)  Confess a judgment against the Partnership;

     (h) Possess Partnership property or assign a Partner's rights in specific Partnership property for other than a Partnership purpose;

     (i)  Admit a person as a Partner;

     (j) Act on behalf of the Partnership, except to the extent that the ability to do so is delegated to the General Partner in this Agreement or by law; or

     (k)  Amend this Agreement; or


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          (l)  The entry by the Partnership into any transaction with, or the payment by the Partnership of any fees or compensation to, any Partner or any affiliate of any Partner except as specifically provided in this Agreement.

2.3  MATERIAL CONTRACTS.

     All Material Contracts (as defined below) must bear the signature of CPS, by its duly authorized officer, as the General Partner. For purposes of this agreement, "Material Contracts" is defined as all leases of real property, contracts providing for the management or operation of parking facilities and any other contracts providing for the payment or receipt of more than $10,000.

2.4  DUTIES OF GENERAL PARTNER.

     CPS shall serve as General Partner of the Partnership and as such shall manage the day-to-day operations of the Partnership with respect to all parking facilities leased, managed or operated by the Partnership. The General Partner may employ third parties to perform such functions as are not assigned to either of the Partners.

2.5  DUTIES OF KATZ.

     Katz agrees to seek new business opportunities for the Partnership in the form of leases of, or contracts to manage or operate, parking facilities, and shall present all such opportunities to the Partnership.

2.6  PERFORMANCE BONDS.

     In the event the General Partner obtains and itself pays for a Performance Bond in connection with any of the Partnership's operations, the General Partner shall be paid a fee by the Partnership equal to the cost of the bond.

                                  ARTICLE III
                                    CAPITAL

3.1  INITIAL CAPITAL CONTRIBUTIONS.

     No Partner shall be required to make an initial contribution to the capital of the Partnership.

3.2  ADDITIONAL CAPITAL CONTRIBUTIONS.


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     In the event the cash receipts of the Partnership are insufficient to meet the cash needs of the Partnership for operating expenses, debt service, or any other current expense or obligation, each of the Partners shall contribute the funds necessary therefor according to its Percentage Interest (as defined in Section 4.2) within five (5) days of a call for a contribution by a Plurality in Interest of the Partners.

     If any Partner is unwilling or unable to make such contribution, the other Partner may, at its option, advance the funds on behalf of the non-contributing Partner. Advances on behalf of a non-contributing Partner shall be considered loans to the non-contributing Partner and shall not increase the capital account of the contributing Partner. The amount advanced to a non-contributing Partner shall be considered a loan payable, together with interest at the rate of ten percent (10%) per annum, or one percent (1%) above the prime lending rate of Bank of America, N.A., whichever rate is greater. Any partnership distributions of Cash Flow (as defined in Section 4.4, below) which would otherwise have been made to the non-contributing Partner shall be first used to pay accrued interest on advances, and then to repay the advances made on behalf of the non-contributing Partner before any distributions are received by the non-contributing Partner.

3.3  WITHDRAWAL AND RETURN OF CONTRIBUTIONS.

     No Partner shall have the right to demand the return of or otherwise withdraw its contribution or to receive any funds or property of the Partnership except as specifically provided in this Agreement.

3.4  CAPITAL ACCOUNTS.

     A capital account shall be established on the books of the Partnership for each Partner, which capital account shall be maintained in accordance with
Section 704(b) of the Internal Revenue Code of 1986 as amended (the "Code") and the U.S. Treasury Regulations promulgated thereunder. The capital account of a Partner shall be credited with the amounts of such Partner's capital contributions when made and share of net profits of the Partnership and shall be charged with the amount of all distributions made to such Partner and the Partner's share of net losses of the Partnership. No interest shall be paid on capital contributions or on balances in capital accounts.


                                  ARTICLE  IV

                       NET PROFITS, NET LOSSES, CASH FLOW

4.1  DETERMINATION OF NET PROFITS AND NET LOSSES.

     The net profit or net loss of the Partnership shall equal the combined Lot Level Profit (as defined below) of each of the parking facilities leased, managed or operated by


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the Partnership. Lot Level Profit shall be reduced by any administrative charges paid to Katz. Lot Level Profit means gross revenue derived from a location minus Location Operating Expenses. Location Operating Expenses means the direct operating expenses incurred with respect to a location as set forth on Schedule A hereto.

4.2  ALLOCATION OF NET PROFITS AND NET LOSSES; DEFINITION OF PERCENTAGE
     INTEREST.

     The net profits and net losses of the Partnership shall be allocated in accordance with the Percentage Interest of each Partner as follows:

          CPS                 (70%)
          Arizin              (30%)

4.3  DISTRIBUTION OF CASH FLOW.

     Cash Flow (as defined in Section 4.4) shall be first applied to operating expenses, then to the debt service on any accrued debt, then to the debt service on any other debt, then to funding a reasonable working capital reserve as may be established by the General Partner. Any remaining Cash Flow shall be distributed to the Partners in accordance with their Percentage Interest from time to time as determined by the General Partner, but no less often than semi-annually. The parties agree that it is within Arizin's discretion to determine whether any commissions or other transaction-based incentive compensation will be paid in connection with any facilities included in the Partnership and that such commissions or other incentive-based compensation which has been so determined by Arizin will be deducted from Arizin's share of any Cash Flow that is distributed.

4.4  DEFINITION OF CASH FLOW.

     "Cash Flow" shall mean the net profit or net loss of the Partnership determined pursuant to Section 4.1.

PLUS:     (a)  depreciation and any other non-cash deductions taken in computing such net income;

          (b) the amortization of financing costs (including points) and other prepaid items (insurance, supplies, etc.) taken as deductions in computing the aforementioned net profit or net loss to the extent that such amortization relates to costs that were paid in a period prior to the one in which such net income is computed; and


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          (c)  any cash received in the current period included in the net income of a prior period;

MINUS:    (d)  any cash expenditures which have not been deducted in determining the net profits and net losses of the Partnership;
               and

          (e) any amounts included in net income for which no cash was received by the Partnership in such period.

4.5  PROCEEDS FROM CERTAIN TRANSACTIONS.

     In the event that the Partners elect at any time to refinance or obtain additional long-term indebtedness or in the event proceeds are available from a condemnation award, casualty insurance payment or insurance payment for loss of title, after the utilization of the proceeds of such indebtedness or condemnation award or insurance payment for the payment of operating expenses, existing debt, rebuilding or curing title defects or otherwise as the Partners may agree, any remaining proceeds, awards or payment shall be divided between the Partners in accordance with their Percentage Interest. Any net proceeds from the sale or other transfer of Partnership assets shall be distributed in accordance with the Percentage Interests; provided that such proceeds shall be first used to pay accrued interest on advances made on behalf of a non-contributing Partner and then to repay such advances.

4.6  GAINS OR LOSSES IN PROCESS OF LIQUIDATION.

     Any gain or loss on disposition of the Partnership properties in the process of liquidation shall be credited or charged to the Partners in accordance with their Percentage Interest. Any property distributed in kind in the liquidation shall be valued and treated as though the property was sold and the cash proceeds were distributed. The difference between the value of property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Partners in accordance with their Percentage Interest.

                                   ARTICLE V

                                 FISCAL MATTERS

5.1  BOOKS AND RECORDS.


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     Full and accurate books of the Partnership shall be maintained at its principal place of business showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Partnership's business and affairs. All Partners shall have access at all reasonable times to the books and records of the Partnership. Unaudited income statements shall be provided to the Partners on a semi-annual basis. Annual income statements shall be certified by an officer of CPS.

5.2  FISCAL YEAR.

     The fiscal year of the Partnership shall end on September 30 of each year.

5.3  ACCOUNTING DECISIONS.

     All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by a majority of the Partners based on a majority of Percentage Interest. Such decisions must be satisfactory to the Partnership's accountants.

5.4  BANK ACCOUNTS.

     All funds of the Partnership shall be deposited in its name in such checking and savings accounts or time deposits or certificates of deposit as shall be designated by the General Partner. Withdrawals therefrom shall be made only upon signature of a duly authorized officer of CPS.


                                   ARTICLE VI

                          DEATH OR INCAPACITY OF KATZ

     It is understood that Katz is important to the success of this Partnership. In the event of the death or incapacity of Katz, CPS will have the right (but not the obligation), exercisable within one hundred eighty (180) days after the actual receipt of notice of the death or incapacity of Katz, to purchase Arizin's interest in the Partnership. The purchase price shall be the fair market value of the Arizin Partnership interest, as determined pursuant to
Section 7.2(g) below.

     For purposes of this section, Katz shall be deemed to be incapacitated if he is disabled and unable to perform his duties under this Partnership Agreement for a continuous period of at least six (6) months.


                                  ARTICLE VII


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                       TRANSFERS OF PARTNERSHIP INTERESTS

7.1  DEFINITION OF TRANSFER.

     The transfer of an interest in the Partnership shall mean the transfer, alienation, sale, assignment, pledge, or other disposition or encumbrance of all or any part of an existing interest in the Partnership, whether voluntarily or involuntarily, whether for or without consideration, and includes a transfer by the dissolution of a corporate Partner, by operation of law, by bankruptcy of a Partner, by foreclosure or judicial sale or otherwise.

7.2  TRANSFERS OF INTEREST.

     In no event may any Partner transfer all or any part of its interest in the Partnership and no Partner shall withdraw from the Partnership if such action would result in a sale or exchange of fifty percent (50%) or more of the total interest in the capital and profits of the Partnership within a twelve-month period such that the Partnership would be considered as terminated under Section 708 of the Internal Revenue Code of 1986, as amended, or so as to prevent the Partnership from continuing the use of accelerated methods of depreciation theretofore used by the Partnership in connection with depreciable property of the Partnership. The Partners agree that the restrictions on the transfer of Partnership interests in this Agreement shall not in any way restrict the ability of Central Parking Corporation or a subsidiary thereof from selling or otherwise transferring all or a portion of its stock or assets. Except as provided in this Agreement, no Partner shall transfer its Partnership interest except on the following conditions:

          (a) All Partners consent, which consent shall not be unreasonably withheld, to the proposed transfer in writing after full disclosure of the proposed transfer;

          (b) CPS may assign, without consent, its interest in the Partnership to another legal entity provided that a majority of such entity's stock or other ownership interest is owned by Central Parking Corporation or a subsidiary thereof;

          (c) Arizin may assign, without consent, its interest in the Partnership to another legal entity provided that a majority of such entity's stock or other ownership interest is owned by Katz;

          (d)  With respect to any proposed voluntary transfer to a third party;



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                (i)  The selling Partner shall deliver written notice to the other Partner and to the Partnership, which notice shall state the name of the prospective purchaser and the price and terms offered by such prospective purchaser. The other Partner shall have an option to purchase the Partnership interest of the selling Partner, at the price and on the same terms set forth in such written notice. The other Partner shall have sixty (60) days following the receipt of such notice to exercise such option by giving notice of such election to the selling Partner.

                (ii) If the interest of the Partner desiring to sell is not purchased in accordance with paragraph d(i), then for a period of sixty (60) days after the expiration of the option referred to in such paragraph, the selling Partner may sell such interest to the person or persons named in such written notice but only at a price not less than and on terms no more favorable to the buyer than the price and terms set forth in the written notice provided to the other Partner under paragraph (d)(i). After the expiration of the sixty-day period, no portion of the interest shall be sold without first being reoffered to the other Partner in accordance with paragraph d(i).

           (e) With respect to transfers due to the dissolution of a Partner, in the event of dissolution of a Partner, such Partner's representative shall give notice of the fact of dissolution to the other Partner, and the Partnership shall purchase from the dissolved Partner, and said dissolved Partner shall sell to the Partnership, the dissolved Partner's entire interest in the Partnership. The purchase price shall be the fair market value of the Partnership interest, as determined pursuant to paragraph
                (g) below. The Partnership shall pay for the Partnership interest in twelve (12) equal monthly installments of principal and interest, said interest to be at the rate of ten percent (10%) per annum and said indebtedness shall be evidenced by a Promissory Note duly executed by the Partnership.


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           (f)  With respect to involuntary transfers due to bankruptcy, foreclosure, judicial sale, operation of law, or otherwise, the Partner whose interest is subject to such involuntary transfer shall give notice of such transfer to the other Partner. Upon receipt of such notice, the Partnership shall have the right, but not the obligation, to purchase the interest of said Partner in the Partnership for a consideration equal to the fair market value of the Partnership interest, as determined pursuant to paragraph (g), below. This purchase option must be exercised with in three (3) months of the notice of said transfer.

           (g) The fair market value of a Partner's interest in the Partnership shall be that specified in a written stipulation by all Partners, dated not more than twelve (12) months prior to the dissolution or purported transfer giving rise to the purchase option. In the event that no such written stipulation is in effect, then the fair market value of an interest in the Partnership shall be determined by one appraiser who is a member of the American Institute of Real Estate Appraisers (an "MAI appraiser"), and who is satisfactory to the Partners. If such persons cannot agree upon the selection of one appraiser, then the selling or transferring Partner shall select one MAI appraiser and the other Partner shall select a second MAI appraiser. The appraiser(s) shall take into consideration any outstanding indebtedness, liabilities and obligations of the Partnership, including, without limitation, the establishment of reasonable reserves for contingent claims. Upon the resolution of such contingent claims, any unused reserves shall be distributed as they would have been had there been no reserves. If two MAI appraisers are engaged as mentioned above, and they are unable to agree upon the fair market value, then their appraisals shall be averaged. The appraised value so determined shall be final and binding. The fees and expenses of one appraisal shall be borne by the Partnership, and if a second MAI appraiser is engaged, his fees and expenses shall be paid as a deduction from the purchase price paid to the selling Partner.

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          (h)  The closing of any sale of a Partner's interest in the
               Partnership under this Section shall occur within thirty (30) days of the later to occur of (i) the Partners' consent under paragraph (a); (ii) the last election by a Partner to purchase the selling Partner's interest under paragraph (d); (iii) receipt of the notice required under paragraph (e) or (f); or (iv) the establishment of the fair market value of the interest in the Partnership if an appraisal is required under paragraph (g) with respect to the options arising under paragraph (e) or (f).

7.3    SPECIAL PROVISION WITH RESPECT TO THE PURCHASE OF ARIZIN'S INTEREST.

     Notwithstanding any provisions herein to the contrary, CPS shall have the right (but not the obligation) to buy the interest of Arizin in this Partnership at any time during the term of the Partnership upon the occurrence of any of the following events:

          (a) Katz breaches the Shareholders' Agreement and Agreement Not to Compete by and among Central Parking Corporation, Monroe J. Carell, Jr., Lewis Katz and Saul Schwartz, dated as of February 12, 1998 (the "Shareholder Noncompetition Agreement"); or

          (b) The commission of fraud or defalcation by Katz involving funds or other assets of the Partnership; or the conviction of, or plea of nolo contendre by, Katz of a felony.

The amount to be paid by CPS under this Section 7.3 will be the fair market value of Arizin's interest in the Partnership determined in accordance with
Section 7.2(g).

7.4    TRANSFEREE TO ASSUME PARTNERSHIP OBLIGATIONS.

     In the event that, pursuant to this Section 7, any Partner (the "Transferor") transfers his Percentage Interest to any person or entity other than one or more of the other Partners or the Partnership (the "Transferee"), no such transfer shall become effective until the proposed Transferee agrees in writing to assume and be bound by all the obligations and restrictions to which the Transferor is subject under the terms of this Agreement and any further agreement with respect to the business of the Partnership.


                                  ARTICLE VIII

                         TERM, TERMINATION, WINDING UP

8.1    TERM.


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     The term of the Partnership shall commence on the date of execution of this
Agreement, and shall continue for a period of fifty (50) years from the date hereof, unless earlier terminated in accordance with the provisions hereof or as provided by law. The term of the Partnership may be extended and continued for such additional periods of time as the Partners may unanimously agree.

8.2    EVENTS CAUSING DISSOLUTION AND TERMINATION.

     Unless the Partnership is continued as provided in this Agreement, the Partnership shall be dissolved (a) upon the expiration of the term of the Partnership stated in this Agreement; (b) upon the sale of all or substantially all of the assets of the Partnership and the distribution of the net proceeds therefrom; (c) in the event of the dissolution or withdrawal of a Partner; (d) at any time with the written consent of the Partners; or (e) as may be otherwise provided by law.

     The Partnership shall be terminated when the winding up of Partnership affairs has been completed following dissolution.

8.3    WINDING UP AFFAIRS ON DISSOLUTION.

     Upon dissolution of the Partnership, the General Partner, or the persons required or permitted by law to carry out the winding up of the affairs of the Partnership, shall promptly notify all Partners of such dissolution; shall wind up the affairs of the Partnership; shall prepare and file all instruments or documents required by law to be filed to reflect the dissolution of the Partnership; and, after paying or providing for the payment of all liabilities and obligations of the Partnership, shall distribute the assets of the Partnership as provided by law and the terms of this Agreement.


8.4    DISTRIBUTION UPON DISSOLUTION.

     Upon dissolution and sale of any Partnership assets or upon termination of this Partnership, the proceeds of such sale or the assets of this Partnership shall be disbursed as set forth below:

          (a) To pay all outstanding liabilities and expenses of the Partnership, including, without limitation, those liabilities and expenses which are not assumed by a single Partner or the succeeding owner of such real estate, and upon which either the Partnership or a Partner has personal liability.

          (b) The balance, if any, to the Partners in accordance with their respective Percentage Interests.


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8.5  TRADE NAME AND DISSOLUTION.

     Upon dissolution of the Partnership, CPS shall retain all rights in and to the use of all names used by the Partnership, including, but not limited to, "CPS of the Northeast, Inc." and "Central Parking System". Said names shall not be used in any way by Arizin following such dissolution.

                                   ARTICLE IX

                                OTHER AGREEMENTS

9.1  CONSULTING AGREEMENT.

     Nothing in this Agreement shall be deemed to amend or otherwise modify the terms of the Consulting Agreement between Central Parking Corporation and Katz dated as of February 12, 1998 (the "Consulting Agreement"), except that Arizin shall not be entitled to receive the Participating Consulting Fee described in
Section III (B) of the Consulting Agreement for any opportunities presented to the Partnership under Section 2.5 of this Agreement.

9.2  SHAREHOLDER NONCOMPETITION AGREEMENT.

     Nothing in this Agreement shall be deemed to amend or otherwise modify the terms of the Shareholders' Agreement and Agreement Not to Compete by and among Central Parking Corporation, Monroe J. Carell, Jr., Katz and Saul Schwartz dated as of February 12, 1998 (the "Shareholder Noncompetition Agreement"); provided, however, that it is understood by the parties hereto that the presentation to the Partnership by Katz of any opportunities under Section 2.5 of this Agreement and Katz' participation in this Partnership shall not be deemed by the parties hereto to be a violation of Katz' obligation under
Section 4.01(b)(i) or (ii) of the Shareholder Noncompetition Agreement.


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                                   ARTICLE X

                               GENERAL PROVISIONS

10.1 LIMITATION ON DUTIES OF CPS.

     The Parties to this Agreement hereby acknowledge the following:

     (a) That the terms of this Agreement do not create or impose upon CPS or its affiliates the affirmative duty to develop, acquire, seek out, establish or otherwise create parking facility opportunities, through acquiring, owning, leasing, operating, managing or otherwise, for the Partnership.

     (b) That the terms of this Agreement shall in no way limit the right of CPS or its affiliates to own, manage, lease or otherwise engage in the business of operating or managing parking facilities directly or with third parties not related to the Partnership, including parking facilities that compete with the parking facilities owned, operated or managed by this Partnership.

10.2 NOTICES.

     All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the Party giving the same, and shall be deemed properly given when actually received or when mailed, if sent by registered or certified United States mail, postage prepaid, addressed:

     If to the Partnership:

     Northeast Limited Partnership
     c/o Monroe Carell
     Central Parking System
     2401 Twenty-First Avenue South, Suite 200
     Nashville, Tennessee 37212

     If to the Partners:

     CPS of New York, Inc.
     c/o Monroe Carell
     Central Parking System
     2401 Twenty-First Avenue South, Suite 200
     Nashville, Tennessee 37212


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     Arizin:
     Arizin Ventures
     c/o Lewis Katz
     Katz, Lane, Ettin, Levine & Kurzwell
     905 North King's Highway
     Cherry Hill, NJ 08034

     with a copy to Robert M. Segal
     Wolf, Block, Schorr & Solis-Cohen
     1650 Arch Street, 22nd Floor
     Philadelphia, PA 19102

or to such address as any party may specify in writing to the other parties.

10.3  MEETINGS.

     Meetings of all Partners may be called by any of the Partners by written notice to all Partners at least ten (10) days in advance of such meeting. The notice must specify the purpose(s) of the meeting. Any such meetings shall be held at the Partnership's principal place of business, unless another meeting place is specified by the General Partner.

10.4  INTEGRATION.

     This Agreement embodies the entire agreement and understanding between the Partners and supersedes all prior agreements and understandings, if any, among and between the Partners relating to the subject matter hereof.

10.5  APPLICABLE LAW.

     This Agreement and the rights of the Partners shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee.

10.6  ARBITRATION.

     The following arbitration provision shall govern this Agreement and the rights and remedies of the parties in the event of any dispute arising with respect to the interpretation or application of this Agreement, or with respect to the performance by any party of its duties or obligations hereunder:

     The Partners agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents) relating to this Agreement. Such arbitrations shall proceed in


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New York, New York, shall be governed by Tennessee law, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having final jurisdiction.

10.7 SEVERABILITY.

     In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

10.8 BINDING EFFECT.

     Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and assigns.

10.9 TAX MATTERS.

     The General Partner shall serve as the tax matters partner (the "Tax Matters Partner") for purposes of the Code. The Tax Matters Partner shall keep the other Partners informed as to the status of any audit of the Partnership's tax affairs by the Internal Revenue Service (the "IRS") and shall not, without first obtaining the written approval of the other Partners (i) enter into a settlement agreement with the IRS which purports to bind any of the Partners other than the Tax Matters Partner, (ii) file a petition pursuant to Sections 6226(a) or 6228 of the Code, (iii) intervene in any action pursuant to Section 6226(b)(5) of the Code, or (iv) enter into an agreement extending the statute of limitations. Additionally, if an audit of any of the Partnership's tax returns shall occur, the Tax Matters Partner shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to the other Partners without the prior written consent of the other Partners

     IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                                        CPS OF THE NORTHEAST, INC.


Attest: /s/ XXXXX                       BY: /s/ MONROE J. CARELL, JR.
        ------------------------            --------------------------------
                                            Monroe J. Carell, Jr., Chairman



                                        ARIZIN VENTURES, L.L.C.


Attest: /s/ XXXXX                       BY: /s/ LEWIS KATZ
        ------------------------            --------------------------------
                                            Lewis Katz

                                   SCHEDULE A

     "Location Operating Expenses" shall include all ordinary, direct and reasonable expenses of operating a parking facility including, without restricting the generality of the foregoing:

(1) Wages of all employees, including supervisory personnel, attendants, cashiers, clerical and audit staff, and all benefits paid to such employees, including without limitation, workers' compensation insurance, unemployment insurance, social security, vacation, paid leave, medical, dental, vision and life insurance and retirement or pension costs;

(2)  Rental payments and amortization of key money;

(3)  Courier service expense;

(4)  Credit card fees;

(5)  Snow removal;

(6)  Telephone expenses;

(7)  Occupancy and other business taxes;

(8)  License and permit fees;

(9)  Advertising and promotion costs;

(10) Insurance required under a management agreement or lease;

(11) Sundry items such as uniforms, tickets and janitorial supplies;

(12) Payroll processing and accounts receivable processing expenses;

(13) Cost of maintaining accounting records and preparing financial statements;

(14) Voluntary settlements of patrons' claims for vehicle damage or loss of contents;

(15) Normal maintenance and repairs of the parking facility including, but not limited to, repainting stall markings, replacement or repair of signs and ticket dispensing equipment, elevators, sprinklers, and ventilation systems and any other maintenance or repairs required under a management agreement or lease;

(16) Legal or audit charges directly attributable to an occurrence or event at the parking facility;

(17) Utilities expenses;

(18) Payment of the "deductible" amount of slip and fall and automobile insurance claims and payment of claims in excess of policy limits;

(19) Property tax payments;

(20) Depreciation of capital expenditures;

(21) Amortization of debt and other financing costs;

(22) Cost of payroll and equipment of security personnel; and

(23) Cost of premiums for fire and extended coverage insurance.

                                   EXHIBIT I


Boston

          Devonshire Place (location #1518)


Miami
          Fountainbleu Hotel (location #6125)


Philadelphia

          23rd and Arch (location #4130)
          Gallery II (location #4343)


New York

          Parkchester (location #130)
          Court House Lot (location #126)
          Savoy Hotel (location #141)
          Newport (locations #3249, 3252, 3253, 3254, 3255)
          St. Peters (location #3260)
          1100 Raymond Boulevard (location #3151)
          Belmeade (location #3259)
          EDC (location #137)
          Robert Wood Johnson (location #3245, 3258, 3251)
          Patterson Street Deck (location #3284)
          411 - 413 Broadway (location #2407)
          34th Street Lot (location #2149)
          Hilton (location #2116)
          Waldorf (location #2173)


Lewis Katz will share with any associate due a part of the above commissions.